UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware Delaware (States of incorporation)	333-116040 333-114502 (Commission File Numbers)	72-1575170 72-1575168 (IRS Employer Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 15, 2006, GNC Parent Corporation (“Parent”), a newly formed holding company that owns 100% of the issued and outstanding shares of common stock of GNC Corporation (“GNC”), issued a press release to announce the pricing of Parent’s offering of $425.0 million in aggregate principal amount of floating rate senior PIK notes due 2011. The description of the press release contained herein does not purport to be complete and is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release of GNC Parent Corporation, dated November 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: November 15, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)
By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of GNC Parent Corporation, dated November 15, 2006.